OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (this "Lease") is entered into as of March 1, 2008, by and between GAMI, LLC, a Florida corporation ("Landlord"), and Davinci's Computer Corp., a Florida corporation ("Tenant").

W I T N E S S E T H:

WHEREAS, Landlord will be the owner of that certain office building located at 2910 Bush Drive, Melbourne, FL 32935 (the "Building"), which will be located on the land described on the attached Exhibit B (the "Land"); and,

WHEREAS, Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, the Building Space as set forth in this Lease.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. **Leased Premises**. Landlord, in consideration of the Rent (as defined below) and the obligations of Tenant under this Lease, leases a portion of the Building and other surrounding property described on the attached Exhibit A (the "Leased Premises") to Tenant and Tenant leases the Leased Premises from Landlord, subject to the terms of this Lease.

2. **Lease Term; Extension Option**. The "Lease Term" (herein so called) shall commence on March 1, 2008 (the "Commencement Date"), and expire on the fifth anniversary of the Commencement Date (the "Expiration Date"). Landlord and Tenant further agree that Tenant shall have the option to extend the Lease Term for two additional five year periods pursuant to the following terms and conditions:

    (a) If Tenant is not in default under this Lease at the time of the exercise of either "Extension Option" (herein so called) or at the commencement of either of the extended Lease Terms, Tenant may extend the Lease Term for two extension terms of one year each (each, an "Extension Term") commencing on the next day after the Expiration Date of the initial Lease Term or the first Extension Term, as applicable, by giving Landlord a written extension notice (the "Extension Notice") at least 30 days, but not more than 90 days, prior to such Expiration Date (the "Extension Notice Period"). If Tenant gives an Extension Notice during the Extension Notice Period, then the Lease Term is extended for one year upon the same terms and conditions as are contained in this Lease. If Tenant does not give the Extension Notice during the Extension Notice Period, then this Extension Option shall expire automatically on the next day after the last day of the Extension Notice Period.

    b) If the Lease Term is extended under this Section 2, Landlord shall prepare, and Landlord and Tenant shall execute and deliver, an amendment to this Lease extending

the Lease Term for the Extension Term, in form and content reasonably satisfactory to Landlord.

3. **Acceptance of Leased Premises.** Tenant's occupancy of the Leased Premises is conclusive evidence that Tenant: (i) accepts the Leased Premises as suitable for the purposes for which they are leased; (ii) accepts the Leased Premises and the Building as being in a good and satisfactory condition; and (iii) waives any defects in the Leased Premises and the Building.

4. **Rent; Rent Payments.**

(a) Tenant agrees to pay Landlord as "Rent" (herein so called) for the Leased Premises the sum of $36,000.00 dollars per year, payable in monthly installments in the amount of $3,000.00 as provided below.

(b) The first installment of Rent is payable by Tenant on the Commencement Date. Subsequent installments of Rent are payable by Tenant in advance on the first day of each calendar month during the Lease Term beginning on the first day of the first full calendar month after the Commencement Date. Rent for any partial calendar month shall be prorated on a per diem basis.

(c) All Rent is payable by Tenant at the times and in the amounts specified in this Lease in legal tender of the United States of America to Landlord at the following address or to any other person or at any other address as Landlord may from time to time designate by notice to Tenant:

GAMI, LLC
6055 Anello Drive
Melbourne, Florida 32940
Attention: Accounts Receivable

(d) Rent is payable by Tenant without notice, demand, abatement, deduction, or set off, except as expressly set forth in this Lease. Tenant's obligation to pay Rent is independent of any obligation of Landlord under this Lease. If any installment of Rent is not paid within 10 days after it is due, Tenant shall pay a late charge in an amount equal to $10.00 per calendar day until Tenant pays the delinquent installment of Rent. Tenant agrees that any such late charge(s) shall be additional Rent under this Lease and failure to pay such late charge(s) shall be treated in the same manner as failure to pay Rent. Tenant further agrees that any Rent check tendered by Tenant for payment of Rent that is returned for insufficient funds by Tenant's bank shall be treated in the same manner as failure to pay Rent and the late charge of $10.00 per calendar day shall commence on the tenth day following the day the Rent was first due and payable; moreover, Tenant shall immediately make the required Rent payment to Landlord in good funds, and Tenant shall also pay to Landlord an additional fee of $50.00 to compensate Landlord for its expense and effort in connection with the dishonored check.

5. **Use and Occupancy.**

(a) The Leased Premises may be used and occupied by Tenant only for general business offices and incidental uses and for no other purpose without Landlord's prior consent. Tenant shall use and maintain the Leased Premises in a clean, safe and proper manner and shall comply with all laws, ordinances, orders, rules and regulations of all governmental bodies (state, federal, and municipal) applicable to or having jurisdiction over the use, occupancy, operation, and maintenance of the Leased Premises and the Building, including, without limitation, all applicable existing and future environmental laws and the provisions of the Americans With Disabilities Act and any similar existing or future law, rule or regulation relating to access by disabled persons to the Leased Premises or the Building (collectively, the "Access Laws") (those laws, ordinances, orders, rules, decisions, and regulations, together with the Access Laws, being referred to collectively herein as "Applicable Laws").

(b) Tenant may not commit waste or permit waste to be committed or cause or permit any nuisance on or in the Leased Premises or the Building. Tenant shall pay Landlord on demand as additional Rent for any damage to the Leased Premises or to any other part of the Building caused by any negligence or willful act or any misuse or abuse (whether or not the misuse or abuse results from negligence or willful acts) by Tenant or any other person (except Landlord) not prohibited by Tenant from entering upon the Leased Premises.

(c) Tenant may not use or allow the Leased Premises to be used for any purpose prohibited by any Applicable Law and/or Association, or for any purpose which is illegal, violates building codes or state or federal statutes or regulations, or city ordinances applicable to the Building.

(d) Tenant may not use or allow or permit the Leased Premises to be used in any way or for any purpose that Landlord deems to render the Building uninsurable at normal rates by responsible insurance carriers authorized to do business in the State of Florida or to render void or voidable any insurance on the Building.

6. **Utilities; Services by Landlord; Service Interruptions.**

(a) Landlord agrees to cause to be provided to the Leased Premises the facilities necessary to supply water, gas, electricity, telephone service, sewerage service and trash collection.

(b) Tenant shall promptly pay their pro-rata charges for such services for the Leased Premises.

(c) Landlord shall not be liable for any interruption in utility services; provided, however, that Landlord shall use good faith, reasonable efforts to remedy any such interruptions in utility services.

(d) To determine pro-rata shares of services, the cost will be divided by the total number of square feet of the building and then multiplied by the total number of square feet leased by the Tenant.

(e) In the event the Tenant wishes to participate in other ancillary services offered by the Landlord for its Tenants, each service will be negotiated separately and an addendum will be attached to the Contract.

7. **Tenant's Responsibility for Taxes and Other Real Estate Charges.**

(a) Tenant shall be liable for all taxes levied against personal property (including, without limitation, furniture, fixtures and equipment) and trade fixtures placed by Tenant in the Leased Premises. If any such taxes are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property (including, without limitation, furniture, fixtures and equipment) and trade fixtures placed by Tenant in the Leased Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder. Tenant hereby agrees that all payments pursuant to this Section shall be paid by Tenant, at its sole cost and expense, directly to the appropriate taxing authorities at least 10 days prior to the date such payments are due.

8. **Insurance; Liability for Insurance Expenses.**

(a) Landlord shall maintain, at its sole cost and expense, comprehensive general liability insurance and fire and extended coverage insurance on the Building, in such amounts as Landlord may desire (plus whatever endorsements or special coverage which Landlord, in Landlord's sole discretion, may consider appropriate).

(b) Tenant shall maintain and keep in effect at all times during the Lease Term, at its sole cost and expense, a policy or policies of comprehensive general liability insurance with the premium therein fully paid in advance, issued by an insurance company acceptable to Landlord, and naming Landlord as an additional insured party thereunder, such insurance to afford commercially reasonable minimum protection. In addition, Tenant shall maintain and keep in effect at all times during the Lease Term, at its sole cost and expense, shall maintain and keep in effect a policy or policies of fire and extended coverage insurance on all of Tenant's property for its full insurable value. Tenant shall furnish to Landlord, from time to time upon request, certified or duplicate copies of all insurance policies required to be maintained by Tenant hereunder.

9. **Furniture, Fixtures and Personal Property**. All furniture, movable trade fixtures, and equipment installed by or on behalf of Tenant not attached to the Leased Premises remains the property of Tenant and may be removed by Tenant at its sole risk and expense at the termination of this Lease, but may not be removed prior to the termination of this Lease without Landlord's prior consent. Any removal of Tenant's property must be accomplished in a good and workmanlike manner so as not to damage the Leased Premises or the Building. Tenant, or Landlord at Tenant's expense, shall repair any damage to the Leased Premises or the Building caused by any removal. All furniture, movable trade fixtures, and equipment installed by Tenant not removed within 30 days after termination of the Lease are conclusively presumed to be abandoned by Tenant. Landlord may, at its option, take the possession of the property (including any special use improvements) and either (1) declare it to be the property of Landlord by notice to Tenant or (2) at the sole risk and expense of Tenant and without payment of any compensation to Tenant, remove it or any part thereof in any manner that Landlord chooses and store, sell, or otherwise dispose of it without incurring liability to Tenant or any other person. All amounts payable to Landlord under this Section 9 plus interest at the Interest Rate from date of payment by Landlord until paid by Tenant are due on demand as additional Rent. Upon request of Landlord, Tenant shall prior to the termination of this Lease also remove, at its sole risk and expense, any and all alterations, additions, fixtures, equipment and property placed or installed by it in the Leased Premises and will repair any damage caused by such removal at its sole cost and expense.

10. **Fire or other Casualty**.

(a) If the Leased Premises or any part thereof are damaged by fire or other casualty, Tenant shall give prompt notice thereof to Landlord. If the Building is so damaged by fire or other casualty that substantial alteration or reconstruction of the Building is, in Landlord's sole opinion, required (whether or not the Leased Premises are damaged) or if any mortgagee under a mortgage or deed of trust covering the Building requires that the insurance proceeds payable as a result of the fire or other casualty be used to retire the mortgage debt, Landlord may, at its sole option, terminate this Lease by giving Tenant notice of termination within 90 days after the date of the damage. If Landlord terminates this Lease under this Section, the Rent shall abate as of the date of the damage.

(b) If Landlord does not elect to terminate this Lease, Landlord shall within 90 days after the date of the damage commence to repair and restore the Building (except that Landlord is not responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the casualty. Upon such damage, Tenant shall assign to Landlord (or Landlord's designee) all insurance proceeds payable to Tenant with respect to the Building under the property insurance required pursuant to Section 8(b), and Landlord shall repair and replace the improvements and alterations installed in the Leased Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from casualty damage or the repairs (including any inconvenience, annoyance, or injury resulting solely or in part from negligence of Landlord); provided that, during the time and to the extent the Leased Premises are unfit for occupancy,

Landlord shall either furnish Tenant with comparable office space at prevailing market rates or a fair diminution of Rent, the choice of which is at Landlord's sole discretion.

(c) If the damages are caused by the negligence or willful misconduct of Tenant or any employee, agent or invitee of Tenant, Rent shall not abate and Tenant shall pay to Landlord on demand as additional Rent any damages in excess of the amount paid by insurance proceeds received by Landlord.

11. **<u>Condemnation</u>**.

(a) If all or substantially all of the Building is taken for any public or quasi-public use under any governmental law, ordinance, or regulation or by right of eminent domain or is sold to the condemning authority in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the portion of the Building is taken by the condemning authority. If less than all or substantially all of the Building is taken or sold, Landlord (whether or not the Leased Premises are affected) may terminate this Lease by giving notice to Tenant within 90 days after the right of election accrues, in which event this Lease terminates as of the date when physical possession of the portion of the Building is taken by the condemning authority.

(b) If this Lease is not terminated upon any taking or sale of less than all or substantially all of the Building:

(1) the Rent shall be reduced by an amount representing that part of the Rent properly allocable to the portion of the Leased Premises taken or sold; and

(2) Landlord shall, at Landlord's sole expense, restore the Building to substantially its former condition to the extent reasonably deemed feasible by Landlord, but:

(i) Landlord's restoration obligation does not exceed the scope of the work done in originally constructing the Building and installing standard improvements in the Leased Premises;

(ii) Landlord shall not be required to spend for the work an amount in excess of the amount received by Landlord as compensation or damages (over and above amounts going to the mortgagee of the property taken) for the part of the Building so taken; and

(iii) Landlord is entitled to receive all of the compensation awarded upon a taking of any part or all of the Building, including any award for the value of the unexpired Lease Term. Tenant is not entitled to and expressly waives all claim to any compensation; except that Tenant is entitled to receive any award for damages to improvements to the Leased Premises installed by Tenant and not paid for by Landlord.

12. **Liability and Indemnity.**

(a) Tenant shall indemnify, defend, and hold Landlord, its employees, agents, and invitees harmless from all fines, suits, losses, costs, liabilities, claims, demands, actions and judgments of every kind and character (collectively, "Claims"), **INCLUDING THOSE CLAIMS RESULTING FROM THE NEGLIGENCE OF LANDLORD, ITS EMPLOYEES, AGENTS AND INVITEES**, arising out of or relating (directly or indirectly) to this Lease, the tenancy created under this Lease or the Leased Premises, including, without limitation:

(1) any breach or default in performance of any obligation on Tenant's part to be performed under this Lease, whether before or during the Lease Term or after its expiration or earlier termination;

(2) any act, omission, negligence, or misconduct of any Tenant or any of Tenant's employees, agents, customers or invitees or of any other person entering upon the Leased Premises under or with the express or implied invitation or permission of Tenant;

(3) any alterations, activities, work, or things done, permitted, allowed, or suffered by Tenant or any of Tenant's employees, agents, customers or invitees in, at, or about the Leased Premises or the Building, including the violation by Tenant or any of Tenant's employees, agents, customers or invitees of any law, ordinance, or governmental order of any kind; and

(4) the occupancy or use by any Tenant or any of Tenant's employees, agents, customers or invitees of the Leased Premises or the Building.

(b) Tenant shall indemnify, defend, and hold Landlord, its employees, agents, and invitees harmless from any Claim for damage to the Tenant Improvements or Tenant's personal property, fixtures, furniture, and equipment in the Leased premises **(INCLUDING THOSE CLAIMS RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, ITS EMPLOYEES, AGENTS AND INVITEES)**, to the extent that the damage is covered by property insurance (including any deductible) that Tenant is required to carry under this Lease (or would have been covered had Tenant carried the insurance required under Section 8(b) of this Lease).

(c) If Landlord and/or any of its employees, agents, and invitees is made a party to any litigation commenced against Tenant and/or any of its employees, agents, and invitees or relating to this Lease or to the Leased Premises, then Tenant shall pay all costs and expenses, including attorneys' fees, court costs, and expenses incurred by or imposed upon such Landlord party by virtue of the litigation. The amount of all costs and expenses, including attorneys' fees, court costs, and expenses is a demand obligation payable by Tenant to Landlord as additional Rent bearing interest at the Interest Rate from the date of payment by Landlord until paid by Tenant.

(d) The liability of Landlord to Tenant and/or any of its employees, agents and invitees for any default, indemnity by, or other obligation or liability of Landlord under this Lease is limited to the interest of Landlord in the Building.

(e) The provisions of this Section shall survive the expiration or earlier termination of this Lease.

(f) The indemnification provisions of this Section shall not be construed or interpreted as in any way restricting, limiting or modifying Tenant's insurance or other obligations under this Lease and is independent of Tenant's insurance and other obligations under this Lease.

13. **Defaults by Tenant**. The following shall be "Events of Default" (herein so called) by Tenant under this Lease:

(a) Tenant fails to pay any Rent when due and the failure continues for a period of 10 days.

(b) Tenant fails to comply with any of the terms of this Lease, other than the payment of Rent, and does not cure the failure within 20 days after Landlord delivers notice of the failure to Tenant.

(c) Tenant becomes insolvent, makes a transfer in fraud of creditors, commits any act of bankruptcy, makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they become due.

(d) Tenant files a petition under any section or chapter of the Bankruptcy Code of the United States, as amended, or under any similar law or statute of the United States or any state thereof, or Tenant is adjudged bankrupt or insolvent in proceedings filed against Tenant, or a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization under any present or future federal or state bankruptcy or similar law is filed in any court and the petition or answer is not discharged or denied within 90 days after filing.

(e) A receiver or trustee is appointed for all or substantially all of the assets of Tenant or of the Leased Premises or of any of Tenant's property located therein in any proceeding brought by Tenant, or any receiver or trustee is appointed in any proceeding brought against Tenant and is not discharged within 90 days after appointment or Tenant shall consent to or acquiesce in the appointment.

(f) Tenant is dissolved or liquidates.

(g) Tenant's leasehold estate is taken on execution or other process of law in any action against Tenant.

(h) Tenant vacates or abandons the Leased Premises.

(i) Tenant does or permits to be done anything which creates a lien upon the Leased Premises or the Building.

14. **Remedies**. If an Event of Default occurs, Landlord may then or any time thereafter while the Event of Default continues and without any further notice or opportunity to cure except as expressly set forth in this Section pursue any one or more of the following remedies:

(a) Terminate this Lease (without terminating Tenant's obligation to pay Rent for the balance of the Lease Term) by giving notice to Tenant, in which event Tenant shall immediately surrender the Leased Premises to Landlord. If Tenant fails to surrender the Leased Premises, Landlord may, without prejudice to any other remedy it has for possession or arrearages in Rent, take possession of the Leased Premises and expel or remove Tenant and any other person occupying the Leased Premises without being liable for prosecution or any claim of damages. Tenant shall pay to Landlord on demand as additional Rent the amount of all loss and damage Landlord suffers by reason of the termination, whether through inability to relet the Leased Premises on satisfactory terms or otherwise.

(b) Take possession of the Leased Premises and remove Tenant or any other person occupying the Leased Premises without having any civil or criminal liability and without terminating this Lease. Landlord may (but is under no obligation, except as required by Applicable Laws, to) re-let the Leased Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant for a term or terms (which may be greater or less than the period that would otherwise have constituted the balance of the Lease Term) and on conditions (which may include concessions or free rent) and for uses as Landlord in its sole discretion may determine. Tenant shall pay Landlord on demand as additional Rent all reasonable expenses necessary to re-let the Leased Premises.

(c) Enter upon the Leased Premises without having any civil or criminal liability and do whatever Tenant is obligated to do under the terms of this Lease. Tenant shall reimburse Landlord on demand as additional Rent for any expenses Landlord incurs in performing Tenant's obligations under this Lease, together with interest at the Interest Rate from the date incurred until repaid by Tenant. Landlord is not liable for any damages resulting to Tenant from the actions or omissions of Landlord and/or any of its employees, agents and invitees in performing Tenant's obligations, whether caused by the negligence of Landlord and/or any of its employees, agents, and invitees or otherwise.

(d) Interrupt or cause the interruption of any utility service serving the Leased Premises, remove, alter, or change any door, window or other means of entry to the Leased Premises, or any lock, latch, hinge, hinge pin, doorknob or other mechanism connected to any door, window or other means of entry to the Leased Premises, and intentionally prevent Tenant from entering the Leased Premises without resort to judicial process.

(e) Terminate this Lease and forthwith repossess the Leased Premises and remove all persons or property therefrom, and be entitled to recover forthwith as damages a sum of money equal to the total of (i) the cost of recovering the Leased Premises (including, without limitation, attorneys' fees and costs of suit), (ii) the cost as reasonably estimated by Landlord of any alterations of, or repairs to, the Leased Premises which are necessary or proper to prepare the same for reletting, (iii) the unpaid Rent owed at the time of termination, plus interest thereon from due date at the Interest Rate, (iv) the present value of the balance of the Rent for the remainder of the Term less the present value of the fair market rental value (and in computing the fair market rental value the factors taken into account shall include without limitation the market rental concessions and the time necessary to relet the Leased Premises) of the Leased Premises for said period (in each case using a discount rate of 8% per annum), and (v) any other sum of money and damages owed by Tenant to Landlord.

No repossession of or reentering all or any part of the Leased Premises and no re-letting of the Leased Premises or any part thereof, relieves Tenant of any liabilities or obligations under this Lease, all of which survive repossession or re-entering by Landlord. Each right and remedy of Landlord is cumulative and all other rights or remedies under this Lease or now or hereafter existing at law, in equity or by statute. In addition to other remedies provided in this Lease, Landlord is entitled, to the extent permitted by Applicable Laws, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the terms of this Lease, or to a decree compelling specific performance of the terms of this Lease.

15. **Attorney's Fees**. In the event Tenant shall default in the performance of any of the terms, covenants, agreements or conditions herein contained and Landlord places the enforcement of this Lease, or any part thereof, or the collection of any Rent due or to become due hereunder, or recovery of possession of the Leased Premises in the hands of any attorney, or files suite upon the same, Tenant hereby agrees to pay Landlord an amount equal to any and all attorney's fees incurred by Landlord in connection therewith.

16. **Security Deposit**. No security deposit is required under this Lease.

17. **Mechanic's Liens**. Tenant may not cause or permit any mechanic's or materialman's lien to be placed upon Landlord's interest in the Building or the Leased Premises or any part thereof or against Landlord's interest under this Lease by any contractor, subcontractor, laborer, materialman or supplier performing any labor or furnishing any materials to Tenant for any improvement, alteration, or repair of or to the Leased Premises, the Building, or any part thereof. If any lien is filed on Landlord's interest or Tenant's interest in the Leased Premises, Tenant shall cause the same to be discharged of record within 20 days after filing. If Tenant does not discharge the lien within such 20-day period, then, in addition to any other right or remedy of Landlord, Landlord may, but is not obligated to, discharge the lien by paying the amount claimed to be due or by procuring the discharge of the lien by deposit in court or bonding. Any amount paid by Landlord relating to any lien not caused by Landlord or its employees or agents, and all reasonable legal and other expenses of Landlord, including reasonable attorneys' fees, in defending any action or in procuring the discharge of any lien, with interest thereon at the Interest Rate from date of payment by Landlord until paid by Tenant, is payable by Tenant to Landlord on demand as additional Rent.

18. **Assignment by Landlord**. Landlord reserves the right, exercisable without notice and without liability to, and without consent of, Tenant for damage or injury to property, persons, or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim for set-off or abatement of Rent, to transfer, assign, or convey, in whole or in part, the Building and Landlord's rights under this Lease. If Landlord transfers, assigns, or conveys its rights under this Lease, Landlord shall be thereafter released from any further obligations under this Lease and Tenant shall look solely to the successor in interest of Landlord for performance of the obligations of "Landlord" under this Lease. The term "Landlord" shall mean only the owner from time to time of the Building or of a leasehold interest herein and/or the land thereunder, and in the event of the transfer of such owner of its title to the Building, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership of the Building.

19. **Surrender Upon Termination or Expiration; Holdover.**

(a) Upon the Expiration Date or any earlier termination of this Lease, Tenant shall: (1) surrender to Landlord possession of the Leased Premises in good repair and condition, reasonable wear and tear and damages or destruction by any insured casualty excepted, and (2) deliver to Landlord all keys to the Leased Premises. If Tenant does not immediately surrender possession, Landlord may enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises, or any part thereof, by force if necessary, without having any civil or criminal liability therefor.

(b) If Tenant or any of its successors in interest continues to hold any part of the Leased Premises after the termination of this Lease, the holding over is a tenancy at sufferance at a monthly rental equal to 150% of the monthly Rent payable at the time of termination, plus the payment of all other Rent payable under this Lease. While Tenant or its successor continues to hold the Leased Premises after the termination of this Lease, the tenancy is subject to all terms of this Lease. Landlord shall have the right to terminate such tenancy at any time at will upon 10 days' prior notice to Tenant.

20. **No Implied Waiver.** The failure of Landlord or Tenant to insist at any time upon the strict performance of any of the terms of this Lease or to exercise any option, right, power or remedy contained in this Lease is not a waiver of the right or remedy for the future. The waiver of any breach of this Lease or violation of the rules and regulations of the Building, as promulgated by Landlord from time to time, does not prevent a subsequent act, which would have originally constituted a breach or violation, from having all the force and effect of an original breach or violation. No express waiver affects any terms other than the ones specified in the waiver and those only for the time and in the manner specifically stated. Acceptance by Landlord of any Rent after the breach of any of the terms of this Lease or violation of any rule or regulation is not a waiver of the breach or violation or the right to

collect applicable late charges and interest, and no waiver by Landlord of any of the terms of this Lease is effective unless expressed in writing and signed by Landlord.

21. **Estoppel Certificate**. At Landlord's request, from time to time, Tenant will execute an estoppel certificate addressed to such person or entity as Landlord may designate stating (a) whether or not this Lease is in full force and effect; (b) whether or not this Lease has been amended and certifying as to copies of such amendments, if any; (c) whether or not there are any existing Events of Default under this Lease to the knowledge of Tenant and specifying the nature of such Events of Default, if any; (d) that Tenant will not amend, terminate or make prepayment of more than one month's Rent under this Lease; and (3) such other matters as may be reasonably requested by Landlord.

22. **Waiver of Subrogation**. Each party waives all claims that arise or may arise in its favor against the other party, or anyone claiming through or under them, by way of subrogation or otherwise, during the Lease Term or any extension or renewal thereof, for all losses of, or damage to, any of its property (whether or not the loss or damage is caused by the fault or negligence of the other party or anyone for whom the other party is responsible), which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that the loss or damage is recovered under the insurance policies. These waivers are in addition to, and not in limitation of, any other waiver or release in this Lease with respect to any loss or damage to property of the parties. Since these mutual waivers preclude the assignment of any claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party shall immediately give each insurance company issuing to it policies of fire and extended coverage insurance written notice of the terms of these mutual waivers, and have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverage by reason of these waivers.

23. **Notice of Landlord's Default**. If any act or omission by Landlord occurs that would give Tenant the right to damages from Landlord or the right to terminate this Lease due to constructive or actual eviction from all or part of the Leased Premises or otherwise, Tenant may not sue for damages or exercise any other right or remedy under this Lease until (a) it gives notice of the act or omission to Landlord and Landlord's first mortgagee, or ground, primary, or master lessor, if any, and (b) a reasonable period of time for remedying the act or omission elapses following the giving of the notice, during which time Landlord, its agents, employees, first mortgagee or ground, primary, or master lessor, are entitled to enter the Leased Premises and cure the act or omission.

24. **Notices**. All notices, requests, approvals, and other communications required or permitted to be delivered under this Lease must be in writing and are effective:

(a) on the business day sent if (1) sent by telecopier prior to 5:00 p.m., E.S.T., (2) the sending telecopier generates a written confirmation of sending, and (3) a confirming copy is sent on the same business day by one of the other means specified below;

(b) the next business day after delivery on a business day to a nationally recognized overnight courier service for prepaid overnight delivery;

(c) if orderly delivery of the mail is not then disrupted or threatened, in which event some method of delivery other than the mail must be used, three days after being deposited in the United States mail, certified, return receipt requested, postage prepaid; or

(d) upon receipt if delivered personally or by any method other than by telecopier (with written confirmation), nationally recognized overnight courier service or mail;

in each instance addressed to Landlord or Tenant, as the case may be, at the address specified below, or to any other address either party may designate by 10 days' prior notice to the other party.

Landlord:

GAMI, LLC
6055 Anello Drive
Melbourne, FL 32940

Tenant:

Davinci's Computer Corp.
380 Stan Drive, Suite A
Melbourne, FL 32934

25. **Repairs by Landlord**. Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements or repairs of any kind or character to the Leased Premises during the Lease Term, except such repairs as may be required by normal maintenance operations, which shall include repairs to driveways, sidewalks and to the exterior walls, weight bearing elements, corridors, roof and other structural elements of the Building, and such additional maintenance as may be necessary because of damages by persons other the Tenant, its agents, employees, invitees or visitors. Tenant shall promptly give Landlord written notice of any damage in the Leased Premises requiring repairs by Landlord hereunder.

26. **Repairs by Tenant**. At its sole cost and expense, Tenant shall repair or replace any damage or injury done to the Building, the Leased Premises or any part thereof, (except by ordinary wear and tear) caused by Tenant or Tenant's agents, employees, invitees or visitors; provided, however, if Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make such repairs or replacements, and Tenant shall repay the cost thereof to Landlord as additional Rent on demand. Tenant further agrees, at Tenant's sole cost and expense, to make any improvements or repairs of any kind or character on the Leased Premises that is not the responsibility of Landlord and to maintain and keep the interior of the Leased Premises in good and tenantable condition and repair, including, but not limited to, any damage caused by water, whether by leakage or otherwise. Tenant shall be responsible for routine maintenance of the Leased Premises including, but not limited to, window washing, pest control, janitorial, upkeep of interior of the Leased Premises, upkeep of air conditioning and heating equipment, replacement of light tubes, light fixtures and ceiling tiles. Tenant shall also be responsible for and replace, at its sole cost and expense, any broken glass which is part of the Leased Premises.

27. **Care of the Leased Premises**. Tenant shall not commit or allow any waste or damage to be committed on any portion of the Leased Premises, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver up said leased Premises to Landlord in as good condition as at the date of possession by Tenant, ordinary wear and tear alone excepted. Upon the termination of this Lease, (a) Tenant must leave the Leased Premises in a clean condition, and in the event that Tenant does not do so, it is agreed that Landlord may cause the Leased Premises to be cleaned and any and all cleaning costs incurred by Landlord shall be billed to Tenant, and (b) Landlord shall have the right to reenter and resume possession of the Leased Premises.

28. **Assignment and Subletting**. Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Leased Premises, or sublease all or any portion of the Leased Premises, or allow any other person or entity (except Tenant's authorized representative) to occupy or use all of any part of the Leased Premises without first obtaining Landlord's express written consent; provided, however, that a change in ownership of Tenant effected through a merger, consolidation, reorganization or the acquisition of, or the right to vote, stock of Tenant constituting more than 50% of the total combined voting power of all classes of Tenant's capital stock issued and entitled to vote for the election of directors, shall not be deemed to be an assignment or sublease for purposes of this Lease. Any assignment, encumbrance or sublease without Landlord's express written consent shall be voidable and, at Landlord's election, shall constitute an Event of Default hereunder.

29. **Alterations, Additions, Improvements**.

(a) Tenant may make reasonable alterations, additions and improvements to the Leased Premises to carry out its business. All alterations, additions and improvements made to, or fixtures or other improvements placed in or upon, the Leased Premises, whether temporary or permanent in character, by either party (except only Tenant's movable trade fixtures, office furniture, and equipment) are a part of the Building and are the property of Landlord when they are placed in the Leased Premises without compensation to Tenant.

(b) All alterations and improvements by Tenant must comply with all Applicable Laws. Tenant and its consultants must coordinate any alterations or additions relating to compliance with Access Laws with Landlord in preparing the plans and specifications and construction documents. If Tenant's use of or alterations or additions to the Leased Premises cause Landlord to make any alterations or improvements to the Project to comply with the provisions of Access Laws, Tenant shall reimburse Landlord for the cost of the alterations or improvements upon demand as additional Rent. Neither Landlord's approval of Tenant's plans and specifications for the alterations or improvements nor Landlord's acceptance of Tenant's as-built plans is a confirmation or agreement by Landlord that the improvements and alterations comply with Applicable Laws.

30. **Compliance With Rules and Regulations**. Tenant shall comply with all reasonable rules and regulations applying to all tenants in the Building as may be promulgated by Landlord from time to time for the safety, care, protection and cleanliness of the Building and adjacent parking areas and facilities, and the preservation of good order therein. Landlord shall have

the right at all times to change such rules and regulations or to amend them in any reasonable manner as may be deemed advisable by Landlord. All such rules and regulations and any changes or amendments thereto shall become a part of this Lease upon delivery of a copy thereof to Tenant and shall be thereafter strictly and faithfully carried out and observed by Tenant.

31. **Entry For Repairs and Inspection**. Tenant shall permit Landlord, its officers, agents and representatives to enter into and upon any part of the Leased Premises at all reasonable hours and upon reasonable advance notice to inspect, clean, make repairs, alterations and additions to the Building or the Leased Premises, as Landlord may deem necessary or desirable, or to provide any service which it is obligated to furnish Tenant, and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof.

32. **Parking Areas and Facilities**. All parking areas, driveways, entrances and exits thereto and other facilities furnished by Landlord for the general use, in common, of tenants, their officers, agents, employees, invitees, licensees, visitors and customers, shall be at all times subject to the exclusive control and management of Landlord; provided that Tenants, its officers, agents, employees, invitees, licensees, visitors and customers shall be permitted to such parking areas, driveways, entrances and exits thereto and other facilities furnished by Landlord, and may use any unreserved stalls that are available, on a first-come, first-served basis, in all areas of the parking facilities contained on the Land.

33. **Subordination**.

(a) This Lease and all rights of Tenant under this Lease are subject and subordinate to:

(1) any mortgage or deed of trust secured by a first lien against the Building;

(2) all increases, renewals, modifications, consolidations, replacements, and extensions of any first lien mortgage or deed of trust;

(3) all ground, primary, or master leases now or hereafter affecting the Building or any portion thereof; and

(4) all leases, restrictions, easements, and encumbrances recorded in the real property records to the extent they validly affect the Building.

Tenant shall, upon demand at any time or times, execute, acknowledge and deliver to Landlord, or to Landlord's first mortgagee or any lessor, any instruments that may be necessary or proper to more effectively effect or evidence this subordination to any first mortgage, first deed of trust, or ground, primary, or master lease.

(b) If any first mortgage or first deed of trust against the Building is foreclosed, or if any ground, primary, or master lease is terminated, Tenant shall, upon request by the purchaser at the foreclosure sale or the lessor under any ground, primary or master lease:

(1) attorn to the purchaser or lessor and recognize the purchaser or lessor as "Landlord" under this Lease; and

(2) execute, acknowledge, and deliver to the purchaser or lessor an instrument in appropriate form acknowledging the attornment.

(c) Notwithstanding the foregoing, any such first mortgagee or holder of a first deed of trust or lessor under a ground, primary, or master lease shall have the right, unilaterally, at any time to fully or partially subordinate any such mortgage, deed of trust, or ground, primary or master lease or other security instruments to this Lease on such terms and subject to such conditions as such first mortgagee or ground, primary or master lessor may consider appropriate in its sole discretion. Upon request, Tenant shall execute an instrument confirming any such full or partial subordination.

34. **Entire Agreement; Amendments**. This Lease contains the entire agreement between the parties hereto. All negotiations, considerations, representations, and understandings between Landlord and Tenant are incorporated in this Lease. No act or omission of any employee or agent of Landlord may alter, change, or modify any of the terms of this Lease. No amendment or modification of this Lease is binding unless expressed in a written instrument executed by Landlord and Tenant.

35. **Severability**. Each of the terms of this Lease is, and must be construed to be, separate and independent. If any of the terms of this Lease or its application to any person or circumstances is to any extent invalid and unenforceable, the remainder of this Lease, or the application of that term to persons or circumstances other than those as to which it is invalid or unenforceable, are not affected thereby.

36. **Force Majeure**. When this Lease prescribes a period of time for action to be taken by Landlord, Landlord is not liable or responsible for, and there is excluded from the computation for the period of time, any delays due to strikes, acts of God, shortages of labor or materials, war, governmental laws, regulations, restrictions, or any other cause of any kind that is beyond the control of Landlord.

37. **Brokerage; Mutual Indemnities**.

(a) Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease. Tenant shall indemnify, defend, and hold Landlord harmless against all costs, expenses, attorneys' fees, or other liability for commissions or other compensation or charges claimed by any broker or agent claiming by, through, or under Tenant with respect to this Lease or any renewal or extension or with respect to any expansion of the Leased Premises.

(b) Landlord warrants that it has had no dealings with any broker or agent in connection with the negotiations or execution of this Lease. Landlord shall indemnify, defend, and hold Tenant harmless against all costs, expenses, attorneys' fees, or other liability for commissions or other compensation or charges claimed by any broker or agent

claiming by, through or under Landlord with respect to this Lease or any renewal or extension or with respect to any expansion of the Leased Premises.

38. **Binding Effect**. All terms of this Lease are binding upon the respective heirs, personal representatives, successors, and, to the extent assignment is permitted, assigns of Landlord and Tenant.

39. **Exhibits**. The following exhibits are attached to and made a part of this Lease:

(a) **Exhibit "A"** - The Leased Premises

(b) **Exhibit "B"** - The Land

40. **Counterparts**. This Lease may be executed in two or more counterparts, each of which is deemed an original and all of which together constitute one and the same instrument.

41. **Disclaimer**. Landlord expressly disclaims any warranty of habitability or fitness for a particular purpose which may otherwise arise by operation of Applicable Laws. Landlord does not warrant that the Leased Premises are habitable or fit for living, or that there are no latent defect(s) in the Building that will render the Leased Premises unsafe, unsanitary, or otherwise unfit. Tenant expressly agrees to lease the Leased Premises in its "AS IS, WHERE IS" condition, WITH ALL FAULTS, whether habitable or not, and expressly waives any and all implied warranties of habitability or fitness for a particular purpose.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease to be effective as of the day and year first above written.

LANDLORD:

GAMI, LLC

By: [signature]
Name: Michael W. Hawkins
Title: Managing Member

TENANT:

Davinci's Computer Corp.

By: [signature]
Name: Gina L. Bennett
Title: CEO

Exhibit "A"

The Leased Premises

Exhibit "B"

The Land